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                                                                     EXHIBIT 24


                               POWER OF ATTORNEY


     Each of the undersigned Directors of Teleflex Incorporated, a Delaware corporation (the "Company"), hereby appoints Lennox K. Black, Harold L. Zuber, Jr. and Steven K. Chance, and each of them, with full power of substitution, to act as his attorney-in-fact to execute, on behalf of the undersigned, the Company's Annual Report on Form 10-K for the fiscal year ended December 26, 1999.

     IN WITNESS WHEREOF, this Power of Attorney is executed this 31st day of January, 2000.


/s/ Patricia Barron                         /s/ L. K. Black
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Patricia Barron                             Lennox K. Black



/s/ David S. Boyer                          /s/ Donald Beckman
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David S. Boyer                              Donald Beckman



/s/ William R. Cook                         /s/ Joseph S. Gonnella
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William R. Cook                             Joseph S. Gonnella



/s/ Pemberton Hutchinson                    /s/ Sigismundus W. W. Lubsen
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Pemberton Hutchinson                        Sigismundus W. W. Lubsen



/s/ Palmer E. Retzlaff                      /s/ James W. Stratton
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Palmer E. Retzlaff                          James W. Stratton